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                                                             EXHIBIT (8)(h)(iii)

[LOGO] American General
       Life Companies

                                        December ___, 2010

Van Eck VIP Trust
335 Madison Avenue, 19th Floor
New York, NY 10017

Re:  (1)  Participation Agreement dated May 1, 1995 between American
          International Life Assurance Company of New York ("AI Life"), Van Eck Worldwide Insurance Trust ("Van Eck Trust") and Van Eck Securities Corporation ("Participation Agreement")

     (2) Administrative and Shareholder Services Letter Agreement dated February 5, 1998 between AI Life, AIG Life Insurance Company ("AIG Life"), Van Eck Trust and Van Eck Associates Corporation ("Servicing Agreement")

     (3) Rule 22c-2 Information Sharing and Restricted Trading Agreement dated April 16, 2007 between Van Eck Securities Corporation, AIG Life and AI Life ("Rule 22c-2 Agreement") (the Participation Agreement, Servicing Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

     AI Life wishes to request your consent and agreement to the following assignments or amendments to the Agreements: (i) the assignment of the Agreements from AI Life to The United States Life Insurance Company in the City of New York ("USL"), an affiliate of AI Life, (ii) amend and restate Schedule A to the Participation Agreement to add additional variable annuity contracts,
(iii) amend and restate Exhibit A to the Servicing Agreement to update the Van Eck Trust series and fees, and (iv) replace references to New York Stock Exchange or NYSE and/or National Association of Securities Dealers, Inc. or NASD in the Participation Agreement and/or Servicing Agreement with the Financial Industry Regulatory Authority or FINRA, as appropriate.

     As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

     Your fund trust company has agreements with AI Life pursuant to which the trust has acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

     As a result of the Merger, all rights, duties and obligations arising under the Agreements will be effectively assigned to USL, which will assume the rights, duties and obligations of AI Life thereunder.

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019

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     Pursuant to Section 12.8 of the Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreement to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Servicing Agreement and Rule 22c-2 Agreement to USL. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

     AIG Life is a party to the Servicing Agreement and Rule 22c-2 Agreement, however, its rights, duties and obligations under such agreements are unaffected by the Merger. Effective December 8, 2009, AIG Life changed its name to American General Life Insurance Company of Delaware.

     Schedule A to the Participation Agreement, a revised copy of which is attached hereto, is also hereby amended and restated to add additional contracts.

     Exhibit A to the Servicing Agreement, a revised copy of which is attached hereto, is hereby amended and restated to update the series of the Van Eck Trust offered as investment media to the variable life and annuity contracts and the fees in recognition of services provided by AI Life and administrative cost savings resulting therefrom.

     The New York Stock Exchange and National Association of Securities Dealers, Inc. have been consolidated into a new self-regulatory body called Financial Industry Regulatory Authority. Any and all references in the Participation Agreement and/or Servicing Agreement to New York Stock Exchange or NYSE and National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

     To the extent that provisions of the Agreements and this Consent and Amendment are in conflict, the terms of this Consent and Amendment shall control. Except to the extent amended by this Consent and Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK
                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------


THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK
                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------

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AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE (formerly AIG Life
Insurance Company)
                                         ATTEST:


By:                                      By:
    ----------------------------------       -----------------------------------


Consented to, Acknowledged and Agreed:

VAN ECK VIP TRUST (Formerly Van Eck Worldwide Insurance Trust)


By:
    ----------------------------------
    Name:
    Title:


VAN ECK SECURITIES CORPORATION


By:
    ----------------------------------
    Name:
    Title:


VAN ECK ASSOCIATES CORPORATION


By:
    ----------------------------------
    Name:
    Title:

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                                SCHEDULE A TO THE
                             PARTICIPATION AGREEMENT
                             DATED AS OF MAY 1, 1995
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT AND DATE        POLICY FORM NUMBERS OF CONTRACTS BY
ESTABLISHED BY BOARD OF DIRECTORS        SEPARATE ACCOUNT
--------------------------------------   ---------------------------------------
Separate Account A                       45649-4/87, 21VAN0896NY and 21GVAN897NY
(June 5, 1986)                           (Profile Single Premium Variable
                                         Annuity Contract)

                                         45649-4/87, 21VAN0896NY and 21GVAN897NY
                                         (Profile Flexible Premium Variable
                                         Annuity Contract)

Separate Account B                       2VUL1294  (Individual  Variable
(June 5, 1986)                           Universal Life Insurance Policy)

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                                EXHIBIT A TO THE
            ADMINISTRATIVE AND SHAREHOLDER SERVICES LETTER AGREEMENT
                             DATED FEBRUARY 5, 1998
                    SERIES OF THE VAN ECK VIP TRUST AND FEES

SERIES OF THE VAN ECK VIP TRUST           FEES
---------------------------------------   ----
Emerging Markets Fund - Initial Class     ____%
Global Hard Assets Fund - Initial Class   ____%